UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 2, 2026

Prairie Operating Co.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41895	98-0357690
(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive Suite 400 Houston, TX	77007

(Address of Principal Executive Offices)	(Zip Code)

(713) 766-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PROP	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2026, Edward Kovalik resigned as the CEO and Chairman of the Board of Directors (the “Board”) of Prairie Operating Co. (the “Company”), and Gary Hanna retired as President and director of the Company.  The Board has appointed Richard N. Frommer, a member of the Board, to serve as Interim President and CEO of the Company, while the Company conducts a search for a permanent President and CEO. The Board has also appointed Erik Thoresen to serve as Chairman of the Board.  The Company’s wholly owned subsidiary, Prairie Operating Employee Co., LLC, has entered into separation agreements with Mr. Kovalik and Mr. Hanna with respect to the terms of their separation from the Company, which were negotiated on behalf of the Company by a special committee of the Board composed entirely of independent directors.

Pursuant to the Company’s separation agreement with Mr. Kovalik (the “Kovalik Separation Agreement”), Mr. Kovalik will receive lump sum severance payment of $2,531,250, which is the equivalent of 1.5 times the sum of Mr. Kovalik’s annual base salary and target annual incentive bonus.  Mr Kovalik will also receive his 2025 annual incentive bonus of $750,000 and a payout of his unused, accrued vacation/PTO benefits.  In addition, the Kovalik Separation Agreement provides that all of Mr. Kovalik’s unvested time-based restricted stock units will immediately vest and all of Mr. Kovalik’s unvested performance-based restricted stock units will be immediately forfeited.

The Company’s separation agreement with Mr. Hanna (the “Hanna Separation Agreement” and, together with the Kovalik Separation Agreement, the “Separation Agreements”) provides that Mr. Hanna will receive his 2025 annual incentive bonus of $675,000 and a payout of his unused, accrued vacation/PTO benefits.  Pursuant to the Hanna Separation Agreement, all of Mr. Hanna’s unvested time-based restricted stock units will immediately vest, and Mr. Hanna will retain all of his unvested performance-based restricted stock units through the end of the applicable performance period, which is consistent with the treatment of such performance awards in the event of retirement under Mr. Hanna’s applicable award agreements.

The Separation Agreements also provide that Mr. Kovalik and Mr. Hanna will retain their respective fully vested non-compensatory stock options but will assign their respective overriding royalty interests in certain of the Company’s Genesis/Exok assets.  Mr. Kovalik and Mr. Hanna have also each agreed to vote the shares of the Company’s common stock they beneficially own in favor of the Board’s recommendation at any annual or special meeting of the Company’s stockholders over the next three years, and that any lockup agreements entered into by Mr. Kovalik and Mr. Hanna, including with the holder of the Company’s Series F Preferred Stock, will remain in full force and effect in accordance with the terms thereof.

The foregoing descriptions of the Kovalik Separation Agreement and the Hanna Separation Agreement are not complete and are qualified in their entirety by reference to the full text of the Kovalik Separation Agreement and the Hanna Separation Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Mr. Frommer, age 73, has served as director of the Company since November 2024. Mr. Frommer was President and Chief Executive Officer of Great Western Petroleum from February 2013 September 2021. From May 2002 to November 2012, Mr. Frommer was Senior Vice President, Rocky Mountain division at Samson Resources Company until its sale to KKR & Co., L.P. Prior to Mr. Frommer’s time at Samson Resources Company, Mr. Frommer spent four years at HS Resources Inc. as New Ventures Manager where he was responsible for entrance into new areas and plays in Colorado, Wyoming and Louisiana. He attended advanced oil and gas management courses at Southern Methodist University and earned his Bachelor of Arts in Earth Sciences from New York State University College at Oneonta. He is a Wyoming Certified Professional Geologist.

Mr. Thoresen, age 53, has served as a director of the Company since May 2023. Mr. Thoresen has been a partner at Boka Group, LLC since November 2022. From January 2022 to December 2023, Mr. Thoresen served as the chief financial officer of Fusion Acquisition Corp. II. Prior to that, he served as the chief business development officer of Glass House Group, Inc., a vertically integrated consumer packaged goods cannabis company, from August 2021 to June 2022. Mr. Thoresen was the vice president of mergers and acquisitions and real estate at Harvest Health and Recreation, Inc., a multi-state cannabis company that is now part of Trulieve Cannabis Corp., from January 2019 to March 2021. Previously, from November 2013 to July 2018, Mr. Thoresen was the chief operating, and investment, officer of Jonathan D. Pond, LLC, a wealth management firm, and prior to that held executive roles at the Bank of New York Mellon Corporation and E*TRADE Financial Corporation. He received a Bachelor of Arts in International Relations from Syracuse University in 1994, and a Master of Business Administration from the Darden School at the University of Virginia in 2000.

There are no arrangements or understandings between either Mr. Frommer or Mr. Thoresen and any other person pursuant to which Mr. Frommer and Mr. Thoresen were selected as a director or officer of the Company. There are no family relationships between either Mr. Frommer or Mr. Thoresen and any director or executive officer, or person nominated or chosen by the Company to become a director or executive officer, of the Company. There are no transactions between either Mr. Frommer or Mr. Thoresen and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 3, 2026, the Company issued a press release regarding these leadership team changes. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement, dated March 2, 2026, by and between Prairie Operating Employee Co., LLC and Edward Kovalik.

10.2	Separation Agreement, dated March 2, 2026, by and between Prairie Operating Employee Co., LLC and Gary Hanna.

*99.1	Press Release, dated March 3, 2026.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

*The exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2026	Prairie Operating Co.

	By:	/s/ Daniel T. Sweeney
	Name:	Daniel T. Sweeney
	Title:	Executive Vice President, General Counsel and Corporate Secretary